                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: January 15, 2003



                             NEW VALLEY CORPORATION
             (Exact name of Registrant as specified in its charter)



        Delaware                     1-2493                    13-5482050
(State of incorporation)      (Commission File No.)           IRS Employer
                                                         Identification Number)



                             100 S.E. Second Street
                              Miami, Florida 33131
                    (Address of principal executive offices)


                  Registrant's telephone number: (305) 579-8000



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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

GENERAL

         On January 15, 2003, New Valley Corporation ("New Valley") and Globalstar, L.P. (the "Partnership") issued a joint press release announcing that the Partnership has an agreement in principle with New Valley, pursuant to which New Valley would invest $55 million as part of a plan of reorganization of the Partnership (the "Plan"). As a first step in documenting that agreement in principle, the Partnership and New Valley have entered into a debtor in possession credit agreement (the "DIP Facility") pursuant to which the Partnership may draw up to $20 million on the terms and subject to the conditions set forth therein. It is expected that the Partnership, the Partnership's official committee of unsecured creditors (the "Creditors Committee") and New Valley will on or before January 30, 2003 enter into an investment agreement (the "Investment Agreement") pursuant to which New Valley would make the balance of its $55 million investment.

         The DIP Facility and certain provisions of the Investment Agreement, including provisions that would prevent the Partnership and the Creditors Committee from seeking or accepting a higher and better offer from any other potential investor, are subject to approval by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). A hearing to obtain Bankruptcy Court approval of the DIP Facility and such provisions of the Investment Agreement is scheduled for January 30, 2003. No assurance can be given that the approval of the Bankruptcy Court will be obtained. In addition, as a result of conditions and other provisions contained in the DIP Facility and the Investment Agreement, no assurance can be given as to the amount of borrowings, if any, that will be available to the Partnership under the DIP Facility or as to whether or when the transactions contemplated by the Investment Agreement will occur.

         A copy of the press release is attached hereto as Exhibit 99.1, and copies of the DIP Facility and the form of Investment Agreement, in each case as filed with the Bankruptcy Court on January 15, 2003, are attached hereto as Exhibits 99.2 and 99.3, respectively.

         The principal terms of the Investment Agreement and the DIP Facility are summarized below. These summaries are qualified in their entirety by reference to those documents.

THE INVESTMENT AGREEMENT

o INVESTMENT AMOUNT: Pursuant to the Investment Agreement, New Valley would invest $55 million, payable in cash and conversion of the principal outstanding under the DIP Facility, together with interest (including capitalized interest) thereon.

o INVESTMENT STRUCTURE AND CONSIDERATION: The transactions contemplated by the Investment Agreement would be implemented pursuant to the Plan.

     o ASSET TRANSFER FREE AND CLEAR. On the effective date of the Plan (the "Effective Date"), the Partnership and its debtor subsidiaries (collectively, the "Debtors") would transfer all of their assets, free and clear of liens and claims, except as specifically provided for in the Plan, to a newly formed Delaware corporation ("New Globalstar").

     o NEW VALLEY PURCHASE OF COMMON STOCK. New Valley would purchase 5,500,000 shares (the "New Valley Shares") of New Globalstar's common stock ("Common Stock") constituting 80.1% of New Globalstar's Common Stock outstanding on the Effective Date for $55 million (which amount would include the conversion of the outstanding balance under the DIP Facility as described below).



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     o    DISTRIBUTION TO CREDITORS. The Plan would provide for the distribution to certain of the Debtors' pre-petition creditors of their pro rata share of:

          o COMMON STOCK. 1,366,417 shares (the "Creditor Shares") of Common Stock constituting 19.9% of Common Stock outstanding on the Effective Date;

          o PREFERRED STOCK. 4,111,627 shares (the "Creditor Preferred Shares") of preferred stock of New Globalstar, (i) with a liquidation preference of $21 million, (ii) that are mandatorily redeemable in the amount of the liquidation preference on the earlier to occur of (a) June 30, 2009 and (b) certain changes in control of New Globalstar, and (iii) that comply with section 1123(a)(6) of Title 11 of the United States Code (the "Bankruptcy Code") and have all state law rights required for preferred shares; and

          o SERIES A WARRANTS. 4,111,627 warrants (the "Series A Warrants") that (i) are exercisable in the aggregate for 4,111,627 shares of Common Stock, which together with the Creditor Shares (assuming no other issuance of capital stock after the Effective Date), would constitute 49.9% of the Common Stock, (ii) have an aggregate exercise price of $21 million, and (iii) are exercisable, by delivery of cash, commencing on the earliest to occur of (a) January 1, 2007, (b) certain changes in control of New Globalstar, and (c) such time as New Valley or its affiliates are unable to consolidate New Globalstar's results of operations with their own for federal income tax purposes, and ending on the seventh anniversary of the Effective Date.

     o ADDITIONAL WARRANTS. Pursuant to the Plan, it is intended that New Globalstar will, under certain circumstances, issue additional warrants, as determined by the Debtors, to purchase 3.0% of the Common Stock (on a fully diluted basis) at 4.0x the implied $110 million post-transaction valuation (the "Series B Warrants"). The Series B Warrants would be exercisable during the period commencing on the earlier to occur of January 1, 2007 and a change in control of New Globalstar and ending on the seventh anniversary of the Effective Date.

     o GTL SHAREHOLDER PARTICIPATION. New Globalstar and New Valley would agree to use reasonable best efforts to ensure that shareholders of Globalstar Telecommunications Limited as of the Effective Date have the opportunity to acquire securities in the first underwritten public offering of equity securities made by New Globalstar on or before the seventh anniversary of the Effective Date, if any, at the price such securities are offered to the public and in such amounts as New Globalstar determines to be appropriate, provided that doing so will not result in any additional material expense to New Globalstar or result in any material delay in the completion of the offering.

o    TERMINATION PROVISIONS:

     o TERMINATION BY CONSENT. The Investment Agreement could be terminated any time prior to closing of the transactions contemplated thereby by the mutual consent of the Partnership and New Valley.

     o PARTNERSHIP TERMINATION EVENTS. The Investment Agreement and DIP Facility could be terminated by the Partnership (i) at any time prior to Bankruptcy Court approval of the No Talk Provision (as defined below) or (ii) if:

          o FAILURE TO FUND DIP FACILITY. New Valley refuses or otherwise fails to fund any requested draw under the DIP Facility that complies with the applicable provisions of the DIP Facility and applicable law;



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          o    MATERIAL ADVERSE CHANGE. (i) There shall have been a material adverse change in the ability of New Valley to fund draws under the DIP Facility or the ability of New Valley to pay the cash portion of the purchase price for the New Valley Shares, which material adverse change has not been cured within five business days after the Partnership delivers written notice thereof to New Valley or (ii) there is any change, effect, event or condition that has prevented or could reasonably be expected to prevent New Valley's ability to consummate the transactions contemplated by the Investment Agreement;

          o DIP FACILITY NOT APPROVED. The DIP Facility has not been approved by the Court at a final hearing in accordance with Bankruptcy Rule 4001(c)(2) (a "Final Hearing") on or before January 30, 2003 and the Debtors issue written notice of termination on or before February 6, 2003;

          o NO ACCESS TO FUNDS. (i) Under the terms of the DIP Facility, the Partnership has no ability to draw funds under the DIP Facility,
               (ii) New Valley refuses to advance further funds to the Partnership on terms reasonably acceptable to the Partnership, and (iii) the Partnership has cash-on-hand that is less than its cash-on-hand as of the date the DIP Facility was approved at a Final Hearing; or

          o EFFECTIVE DATE DEADLINE. The Effective Date has not occurred on or before December 31, 2003.

     o NEW VALLEY TERMINATION EVENTS. The Investment Agreement could be terminated by New Valley if (i) there shall have occurred a QUALCOMM Related Termination Event (as defined below) and New Valley has declared the commitment under the DIP Facility terminated and the obligations thereunder to be due and payable or (ii) (each of the following in this clause (ii), a "New Valley Termination Event"):

          o PLAN NOT FILED. The Plan and associated disclosure statement (the "Disclosure Statement") are not filed with the Bankruptcy Court on or before January 30, 2003 and New Valley issues written notice of termination on or before February 6, 2003;

          o DIP FACILITY NOT APPROVED. (i) The DIP Facility has not been approved by an order, in form and substance satisfactory to New Valley, entered at a Final Hearing on or before January 30, 2003, and New Valley delivers written notice of termination to the Partnership on or before February 6, 2003, or (ii) if the DIP Facility is so approved, a stay of any provision of the approval order is issued and New Valley delivers written notice of termination to the Partnership on or before the fifth business day after New Valley receives notice of the issuance of such stay;

          o SELECT INVESTMENT AGREEMENT PROVISIONS NOT APPROVED. (i) the No Talk Provision, the Termination Fee (as defined below) and the other termination provisions of the Investment Agreement (collectively, the "Select Investment Agreement Provisions") have not been approved by an order, in form and substance satisfactory to New Valley, entered by the Bankruptcy Court at a Final Hearing on or before January 30, 2003 and New Valley delivers written notice of termination to the Partnership on or before February 6, 2003, or (ii) if such provisions are so approved, a stay of any provision of the approval order is issued, and New Valley delivers written notice of termination to the Partnership on or before the fifth business day after New Valley receives notice of the issuance of such stay;



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          o    DISCLOSURE STATEMENT APPROVAL DEADLINE. The Disclosure Statement
               is not approved on or before March 7, 2003 and New Valley issues written notice of termination on or before March 14, 2003;

          o PLAN CONFIRMATION DEADLINE. The Plan is not confirmed by a final, nonappealable order of the Bankruptcy Court on or before May 7, 2003 and New Valley issues written notice of termination on or before May 14, 2003;

          o EFFECTIVE DATE DEADLINE. The Effective Date has not occurred on or before July 7, 2003 and New Valley issues written notice of termination on or before July 14, 2003;

          o PARTNERSHIP MATERIAL ADVERSE EFFECT. There has been any change, effect, event or condition that has had or could reasonably be expected to have a material adverse effect on the assets or operations of the Partnership, New Globalstar and their subsidiaries, taken as a whole, or that would prevent the Partnership or New Globalstar, as applicable, from consummating the transactions contemplated hereby (a "Partnership Material Adverse Effect"); provided, however, that the loss of satellite availability shall not constitute a Partnership Material Adverse Effect unless, following the date of the Investment Agreement,
               (i) more than one additional satellite in the Partnership's satellite constellation shall have been declared "failed" or (ii) five or more additional satellites in the Partnership's satellite constellation shall have experienced anomalous events that cause such satellite to remain out of service for at least 45 consecutive calendar days;

          o EVENT OF DEFAULT UNDER DIP FACILITY. There shall have been an Event of Default (as defined below) under the DIP Facility and, as a result, New Valley has declared the commitment under the DIP Facility terminated and the obligations thereunder to be due and payable;

          o BREACH OF NO TALK PROVISION. There shall have been a default under or breach of the covenants contained in the No Talk Provision by either the Partnership or the Creditors Committee; and

          o OTHER BREACHES. There shall have been a default under or breach of any representation, warranty, covenant or agreement of the Partnership contained in the Investment Agreement (except for a default or breach described in the above bullet points), which default or breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 calendar days following receipt by the Partnership from New Valley of written notice of such default or breach (specifying in reasonable detail the claimed default or breach and demand of its cure or satisfaction) and which default or breach would result in a failure of a condition to closing of the transactions contemplated by the Investment Agreement.

o   TERMINATION PAYMENT/EXPENSE REIMBURSEMENTS.

          o TERMINATION FEE. If (i) New Valley terminates the Investment Agreement following a New Valley Termination Event not caused by New Valley or (ii) the Partnership terminates the Investment Agreement because New Valley refuses to extend additional financing and New Valley could terminate the Investment Agreement because of an Event of Default under the DIP Facility, then the Partnership would be obligated to pay New Valley an amount (the "Termination Fee") equal to $2,000,000.00 PLUS the aggregate amount of any actual documented costs and expenses (including professional fees) reasonably incurred by New Valley in



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               connection with the Investment Agreement and the DIP Facility and the transactions contemplated thereby, MINUS any amounts paid with respect to such costs and expenses pursuant to the DIP Facility.

          o LIMITED SUBORDINATION OF TERMINATION FEE. If the Partnership liquidates following termination of the Investment Agreement, the Termination Fee would be subordinate to the payment of Wind-Down Costs (as defined below) but only to the extent the Wind-Down Costs do not exceed the Wind-Down Funds (as defined below).

          o POTENTIAL EXPENSE REIMBURSEMENT UPON PARTNERSHIP EARLY TERMINATION OR QUALCOMM RELATED TERMINATED EVENT. If (i) the Partnership terminates the Investment Agreement prior to Bankruptcy Court approval of the No Talk Provision or (ii) if New Valley terminates the Investment Agreement because of a QUALCOMM Related Termination Event, then the Partnership would pay to New Valley such amount, if any, that may be ordered by the Bankruptcy Court based on a substantial contribution or similar theory as a reimbursement of New Valley's fees and expenses. Any such reimbursement would be subordinate to the payment of Wind-Down Costs but only to the extent the Wind-Down Costs do not exceed the Wind-Down Funds.

     o    EFFECT OF TERMINATION.

          o GENERAL RULE. Except as described below, if the Investment Agreement were terminated, it would become void and have no effect, and there would be no liability on the part of New Valley or the Partnership.

          o SURVIVAL OF TERMINATION FEE LIABILITY. The Partnership's obligation, if any, to pay the Termination Fee would survive any such termination.

          o SURVIVAL OF DAMAGES FOR PARTNERSHIP OR CREDITORS COMMITTEE BREACH. New Valley could pursue, in addition to (and not in lieu of its rights with respect to the Termination Fee) any and all damages, remedies or other relief available to it at law or in equity as a result of any willful and voluntary (i) breach of the No Talk Provision or (ii) failure or refusal of the Partnership to consummate the transactions contemplated by the Investment Agreement if all conditions to its obligations to do so have been satisfied or irrevocably waived by the Partnership.

          o SURVIVAL OF DAMAGES FOR NEW VALLEY BREACH. The Partnership could pursue any and all damages, remedies or other relief available to it at law or in equity as a result of any willful and voluntary breach of the Investment Agreement by New Valley.

          o SURVIVAL OF CONFIDENTIALITY OBLIGATIONS. New Valley's obligation to keep confidential certain information until expiration of the confidentiality agreement would survive termination.

o NO TALK AND SUPPORT FOR TRANSACTION. The following provisions of the Investment Agreement (collectively, the "No Talk Provision") would be effective from the date the Bankruptcy Court expressly approves the same until the Investment Agreement is terminated (the "No-Talk Period").

     o NO TALK. During the No-Talk Period, the Partnership and the Creditors Committee could not solicit, accept or in any way seek to further any offer to purchase any equity in or assets of the Partnership, New Globalstar or any other entity to be formed through the restructuring of the Partnership or take any other action inconsistent with confirmation of the Plan and the consummation of the transactions contemplated by the Investment Agreement; provided, however, that:



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          (I) FORM 8-K DISCLOSURE. The Partnership could file the Investment
          Agreement and any document contemplated thereby (collectively, the "Transaction Documents") with the Securities and Exchange Commission, as an exhibit to a Current Report on Form 8-K; and

          (II) DISCLOSURE STATEMENT REFERENCE. If and to the extent determined by the Partnership in good faith to be necessary to cause the Disclosure Statement to contain "adequate information" as contemplated by section 1125 of the Bankruptcy Code, the Disclosure Statement could contain a description of any contacts received by either of the Partnership or the Creditors Committee with respect to an offer to purchase any equity in or assets of the Partnership, New Globalstar or any other entity to be formed through the restructuring of the Partnership.

     o NOTIFICATION UPON RECEIPT OF OFFER. If any person contacts the Partnership or the Creditors Committee with an offer to purchase any equity in or assets of the Partnership, New Globalstar or any other entity to be formed through the restructuring of the Partnership, then the Partnership or the Creditors Committee, as the case may be, would be required to (i) inform such person of the existence and substantive effect of the No Talk Provision and the public availability of the Transaction Documents and (ii) promptly (subject to terms of any written confidentiality restriction in effect on the date of the Investment Agreement) give to New Valley notice of such contact (A) identifying the person making such contact and (B) specifying in reasonable detail (x) the nature of such contact and (y) the terms and conditions of any proposal made by such person.

     o SUPPORT FOR TRANSACTIONS. During the No Talk Period, the Partnership and the Creditors Committee would be required to use their respective reasonable best efforts to make effective the transactions contemplated by the Investment Agreement and the Plan.

o OTHER PROVISIONS: The Investment Agreement would contain other customary provisions, including, without limitation, representations, warranties, covenants and conditions to closing (including, without limitation, conditions relating to receipt of approvals from the Federal Communications Commission ("FCC"), completion of the agreement between the Partnership and Loral Space & Communications Ltd. ("Loral") contemplated by the DIP Facility and completion of the agreement between the Partnership and QUALCOMM Incorporation ("QUALCOMM") contemplated by the DIP Facility).

THE DIP FACILITY

o DIP COMMITMENT: The Partnership may borrow up to $20 million under the DIP Facility on the terms and subject to the conditions described below.

o GUARANTORS: The Partnership's obligations under the DIP Facility are guaranteed by all Debtors other than the Partnership.

o COMMITMENT FEE: If the Investment Agreement is terminated by New Valley as a result of an event not caused by New Valley and the obligations under the DIP Facility are accelerated, in addition to the Termination Fee under the Investment Agreement, New Valley will be entitled, as a commitment fee (the "Commitment Fee"), to (i) warrants to purchase 10% of the equity of New Globalstar (or any successor entity to the Partnership) at an exercise price equal to the lesser of (a) the fair value of the equity of New Globalstar for which such warrant is exercisable on the Effective Date based on the purchase price of any equity of New Globalstar issued pursuant to a chapter 11 plan or (b) an implied value of $110 million for all of the equity of New Globalstar, or, to the extent the Debtors' estates receive consideration other than equity of New Globalstar in connection with the acquisition of all or substantially all of the Debtors' assets, 10% of all consideration received by the Debtors' estates in excess of $110 million.



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o    TERM: The DIP Facility matures on the Effective Date.

o INTEREST: Advances under the DIP Facility will accrue interest at a rate of 8% per annum, which will be capitalized on the last business day of each fiscal quarter and evidenced by a note (the "PIK Note"). The PIK Note will also accrue interest an a rate of 8% per annum, which will be capitalized on the last business day of each fiscal quarter and evidenced by the PIK Note.

o CONVERSION: On the Effective Date, as long as the Investment Agreement has not terminated, the indebtedness under the DIP Facility will convert into Common Stock as described above. In the event of such conversion, the conversion will be based on the principal outstanding under the DIP Facility (I.E., the loans and the PIK Note) together with interest thereon accrued through the date of conversion.

o USE OF PROCEEDS: The proceeds of the DIP Facility will be used to pay the costs and expenses of the administration of the Debtors' chapter 11 cases and to pay other obligations contemplated by the DIP Facility, ordered by the Bankruptcy Court or required by the Bankruptcy Code or the Federal Rules of Bankruptcy Procedure. The proceeds will be used to pay permitted expenditures set forth in an approved budget, subject to adjustment by a factor of 10% (but no more than 50% of the maximum adjustment may be applied to any one line item) plus the amount by which actual cash revenues exceed projected cash revenues.

o    COLLATERAL/SUPER-PRIORITY ADMINISTRATIVE CLAIMS:

     o LIEN ON SUBSTANTIALLY ALL ASSETS. New Valley will have a first priority lien and security interest in all assets of the Debtors (i) subject to certain permitted liens, which includes existing liens, and
          (ii) except that New Valley shall not have a lien on the following:

          o CARVEOUT FOR WIND-DOWN COSTS. Cash on hand as of the date of entry of the order approval of the DIP Facility, which amount will be segregated (the "Wind-Down Funds") and used to pay allowed administrative expenses and actual wind-down costs in the event the transactions contemplated by the Investment Agreement are not consummated and the Partnership liquidates (the "Wind-Down Costs");

          o AVOIDANCE ACTIONS. Causes of action of the Debtors arising under chapter 5 of the Bankruptcy Code and any proceeds, monies or property of any kind recovered therefrom ("Avoidance Actions"); and

          o FCC LICENSES. Any FCC licenses owned by the Debtors; provided, however, that New Valley will have a lien on the proceeds of the sale of the FCC licenses.

     o LQP PLEDGE OF STOCK OF L/Q LICENSEE. Loral/QUALCOMM Partnership, L.P. ("LQP") will pledge to New Valley the equity interests in the outstanding capital stock of L/Q Licensee, Inc. (subject to approval of the bankruptcy court in LQP's chapter 11 case).

     o SUPERPRIORITY ADMINISTRATIVE CLAIMS. New Valley will have a super-priority priority administrative claim, which claim (i) will be subordinate to the Wind-Down Costs to the extent of the Wind-Down Funds and (ii) will not be paid from the Avoidance Actions.

o    CONDITIONS TO ADVANCES:

     o INVESTMENT AGREEMENT. The execution and delivery of the Investment Agreement.

     o CUSTOMARY CONDITIONS. Each loan under the DIP Facility will be subject to certain customary conditions.

     o INVESTMENT AGREEMENT NOT TERMINATED. Each loan under the DIP Facility will be subject to the condition that the Investment Agreement has not



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          been terminated and that all the requirements for the initial $12 million draw (other than an agreement with QUALCOMM referred to below) have been met.

     o $8 MILLION COMPONENT OF INITIAL $12 MILLION DRAW. Up to $8 million may be drawn under the DIP Facility in accordance with the approved budget upon satisfaction or waiver by New Valley of, among others, the following conditions:

          o PLAN. The filing with the Bankruptcy Court of the Plan, co-proposed by the Debtors and New Valley and approved in writing by the Creditors Committee, and the Disclosure Statement;

          o SELECTED INVESTMENT PROVISIONS. Approval by the Bankruptcy Court of the Select Investment Agreement Provisions;

          o LQP PLEDGE. Approval by the bankruptcy court having jurisdiction over the chapter 11 case of LQP of the pledge of the capital stock of L/Q Licensee, Inc;

          o LORAL SETTLEMENT. New Valley shall have received satisfactory evidence of an agreement between the Partnership and Loral, on terms reasonably satisfactory to New Valley, with respect to (i) the delivery to the Partnership or New Globalstar of eight spare satellites currently held by Loral in accordance with approval on terms reasonably acceptable to New Valley, (ii) the termination of certain strategic agreements, (iii) transfer by L/Q Licensee, Inc. to the Partnership or New Globalstar of the Big LEO FCC license used in the Partnership's business and all rights thereunder, and (iv) transfer by Loral to the Partnership or New Globalstar of all of Loral's owned equity interests relating to ownership of the Globalstar gateway and operations in Canada and the treatment of the debt owed to Loral by such Canadian operations; and

          o NO QUALCOMM RELATED TERMINATION EVENT. No QUALCOMM Related Termination Event has occurred and is continuing.

     o $4 MILLION DRAW UPON QUALCOMM SETTLEMENT. An additional $4 million will be available, to be used in accordance with the approved budget, upon the Partnership reaching an agreement with QUALCOMM, on terms reasonably satisfactory to New Valley, with respect to:

          o transfer to the Partnership or New Globalstar of all handset inventories at no additional cost or expense to New Globalstar;

          o provision by QUALCOMM of continued support with respect to intellectual property and maintenance for the Partnership's satellite system on commercially reasonable terms;

          o termination or modification of certain strategic agreements to which LQP is a party;

          o termination or modification of the contract for OmniTRACS-like services between QUALCOMM and the Partnership; and

          o if, and to the extent necessary, the transfer by L/Q Licensee, Inc. to the Partnership or New Globalstar of the Big LEO FCC license used in the Partnership's business and all rights thereunder on terms reasonably acceptable to New Valley.

     o $8 MILLION DRAW FOLLOWING PLAN CONFIRMATION. The availability under the DIP Facility will increase to $20 million, to be used in accordance with the approved budget, upon satisfaction of:



                                       9
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          o    PREVIOUS CONDITIONS TO DRAWS SATISFIED AND $12 MILLION DRAWN. The
               terms and conditions for the initial $12 million draws described above are satisfied and such amounts have been fully drawn;

          o PLAN CONFIRMATION. The Plan has been confirmed by a final, nonappealable order; and

          o SATISFACTION OF NON-FCC EFFECTIVE DATE CONDITIONS. All conditions precedent to the Effective Date have been satisfied or waived, other than approval by the FCC of the transfer of FCC licenses contemplated by the Plan, for which an application for approval shall be pending.

     o LIMITATION OF BORROWINGS. Each borrowing shall be in an aggregate amount of not less than $4 million and no more than one borrowing shall be made (i) during the period from the date of the DIP Facility to February 28, 2003 or (ii) during any calendar month thereafter.

o    TERMINATION EVENTS; LIMITATION ON LIABILITY FOR CERTAIN TERMINATIONS:

     o RIGHT TO TERMINATE. New Valley may terminate the DIP Facility and accelerate the obligations thereunder if (i) there is an Event of Default, (ii) the Investment Agreement is terminated, and (iii) there is the occurrence and continuation of a QUALCOMM Related Termination Event (each, a "Lender Termination Event").

     o QUALCOMM RELATED TERMINATION EVENT. A QUALCOMM Related Termination Event is an event that would prevent the satisfaction of the QUALCOMM condition precedent to an additional $4 million draw from being satisfied, assuming each of New Valley and the Partnership, acting in good faith, uses its reasonable best efforts to cause such condition to be satisfied. If New Valley terminates because of a QUALCOMM Related Termination Event, the Partnership will have no liability other than payment in full of the loans and PIK Note, and accrued interest thereon, except as otherwise expressly provided for in the Investment Agreement.

     o EVENTS OF DEFAULT. The events of default under the DIP Facility (each, an "Event of Default") are:

          o FAILURE TO PAY. Failure to pay principal or any interest of a loan on the maturity date or within five business days after the same otherwise becomes due and payable;

          o BREACH OF REPRESENTATION OR WARRANTY. A representation or warranty shall prove to have been incorrect, false or misleading in any material respect;

          o BREACH OF COVENANT. A failure to perform or observe (i) any term, covenant or agreement in Articles V or VI (affirmative and negative covenants) in the DIP Facility or (ii) any material term, covenant or agreement contained in any other loan document, and such failure remains unremedied for five business days;

          o DISMISSAL OR CONVERSION OF CHAPTER 11 CASES. The Debtors' chapter 11 cases are dismissed, or converted to cases under chapter 7 of the Bankruptcy Code;

          o    TRUSTEE. A trustee is appointed in the Debtors' chapter 11 cases;

          o MODIFICATION OF DIP ORDER. A final order is entered amending, supplementing, vacating or otherwise modifying the order approving the DIP Facility; and

          o MOTION TO GRANT SENIOR OR EQUAL LIEN. The Partnership brings a motion to obtain additional financing or to incur indebtedness secured by a lien equal or senior to that granted to New Valley.



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

          o PARTNERSHIP TERMINATION OF DIP FACILITY. The Partnership may terminate the DIP Facility if it terminates the Investment Agreement, in which case the Partnership shall have no liability other than payment in full of the loans and the PIK Note, and accrued interest thereon, except as otherwise expressly provided for in the Investment Agreement.

          o OUTSIDE DATE FOR INITIAL DRAW. If the conditions to the initial $8 million draw are not satisfied or waived on or before January 31, 2003, either party may terminate the DIP Facility with no liability under the DIP Facility or the Investment Agreement.

     o    TERMINATION BY NEW VALLEY; REMEDIES:

          o TERMINATION OF COMMITMENT AND ACCELERATION. Upon a termination by New Valley, New Valley may declare the commitment to be terminated and declare the loans and the PIK Note, and accrued interest thereon, and other obligations to be due and payable.

          o STANDSTILL PERIODS. The automatic stay will be deemed vacated, so that New Valley can exercise its rights and remedies under applicable law, after the following standstill periods:

               o five business days with respect to a Lender Termination Event following a default under or breach of the No Talk Provision;

               o 60 days with respect to any other Lender Termination Event other than a QUALCOMM Related Termination Event (except such period shall begin to run from the delivery of notice of default for certain Lender Termination Events); and

               o    120 days with respect to a QUALCOMM Related Termination
                    Event.

     o OTHER PROVISIONS: The DIP Facility contains other customary provisions, including, without limitation, provisions relating to the enforcement against collateral (subject to any applicable FCC approval) and representations, warranties and covenants.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements - None

(b)      Pro Forma Financial Information - None

(c)      Exhibits:

    EXHIBIT NO.           DESCRIPTION
    -----------           -----------

        99.1              Press Release, dated January 15, 2003*

        99.2 Secured Super-Priority Debtor In Possession Credit Agreement, dated as of January 15, 2003, by and among Globalstar, L.P., certain of its subsidiaries and New Valley Corporation*

        99.3              Form of Investment Agreement*
-----------
* Filed as exhibits to the Current Report on Form 8-K, dated January 15, 2003, of Globalstar, L.P. (SEC File No. 333-25461 and SEC CIK No. 0001037927) and incorporated herein by reference.







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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 15, 2003                   NEW VALLEY CORPORATION


                                          By:  /s/ J. Bryant Kirkland III
                                               ---------------------------------
                                                 J. Bryant Kirkland III
                                                 Vice President, Treasurer
                                                 and Chief Financial Officer





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